Exhibit 3

THE WARRANT EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 12, 2012 BETWEEN JAKKS PACIFIC, INC. AND NANTWORKS LLC.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IN ITS REASONABLE JUDGMENT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

JAKKS PACIFIC, INC.

Warrant for the Purchase of Common Stock,

par value $0.001 per share

No. W-NWL1	1,500,000 Shares

THIS CERTIFIES that, for good and valuable consideration, NantWorks LLC, a Delaware limited liability company (together with its successors and assigns, the “Holder”), with an address at 11755 Wilshire Blvd, Suite 200, Los Angeles, CA 90025, is entitled to subscribe for and purchase from JAKKS Pacific, Inc. (the “Company”), upon the terms and conditions set forth herein, in whole or in part, at any time, or from time to time, after September 12, 2012 and before 5:00 p.m. Eastern time on September 12, 2017 (the “Exercise Period”), 1,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share equal to the volume-weighted average price of the Company’s Common Stock over the five (5) trading days prior to the date hereof (the “Initial Exercise Price”), as same may be adjusted as provided for herein (the “Warrant Shares”).

1.

1.1 To the extent otherwise exercisable, this Warrant may be exercised during the Exercise Period as to the whole or any portion of the number of Warrant Shares, by (i) delivery of a written notice, in the form of the exercise notice attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the then-current Exercise Price multiplied by the number of Warrant Shares to be exercised (plus, subject to Section 6, any applicable issue or transfer taxes) (the “Aggregate Exercise Price”). In the event that the exercise of this Warrant is for less than all of the Warrant Shares purchasable under this Warrant, the Company shall cause to be issued in the name of and delivered to the Holder hereof or as the Holder may direct, as soon as practicable, a new Warrant or Warrants of like tenor, for the balance of the Warrant Shares purchasable hereunder.

1.2 Payment of the Exercise Price may be (at the Holder’s option) (a) in cash, (b) by means of bank check or wire transfer of immediately available funds, (c) by surrender of Shares of Common Stock of the Company, or (d) by delivery of an executed attestation of ownership of Shares (including withholding of Shares otherwise deliverable upon exercise of the Warrant) which have a fair market value on the date of surrender or attestation equal to the aggregate exercise price of the Warrant Shares as to which the Warrant shall be exercised.

1.3 In case there is a pending merger, consolidation, reorganization, recapitalization, tender offer, extraordinary dividend or other transaction, the exercise may be made contingent upon consummation of such transaction if the Exercise Notice so provides, and in that case if the transaction is not consummated the exercise shall be deemed not to have occurred.

2. As soon as reasonably practicable after the exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the applicable number of Warrant Shares, registered in the name of the Holder. No fractional shares of Common Stock are to be issued upon exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

3. (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee upon receipt of a duly executed warrant power in the form of Exhibit B hereto. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary.

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the purchase price therefor, shall be validly issued, fully paid and nonassessable.

4. (a) In the event that the outstanding shares of Common Stock are changed into a different number of shares of Common Stock by reason of any recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares of the Company or otherwise, appropriate adjustment shall be made in the number and kind of securities as to which this Warrant shall be exercisable, to the end that the proportionate interest of the Holder immediately after the occurrence of such event shall equal the proportionate interest of the Holder immediately before the occurrence of such event. Such adjustment shall be made without change in the total Exercise Price applicable to this Warrant and with a corresponding adjustment in the per share Exercise Price evidenced by this Warrant.

(b) In case of any consolidation with or merger of the Company with or into another corporation or entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, conveyance or lease to another person or entity of the property of the Company as an entirety or substantially as an entirety, such successor or purchasing person or entity, as the case may be, shall (i) execute in favor of the Holder an agreement or instrument providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock or other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such event, (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, in order to effect such agreement and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and/or cash to which the Holder would be entitled upon exercise of this Warrant; provided, that, nothing contained in this paragraph 4(b) shall be interpreted so as to preclude the Holder from exercising this Warrant, in whole or in part, at any time prior to the consummation of any such consolidation, merger, sale, lease or conveyance.

(c) The above provisions of this paragraph 4 shall similarly apply to successive consolidations, mergers, sales, leases, issuances or conveyances.

5. In case at any time the Company shall propose:

(i) to pay any dividend or make any distribution on shares of Common Stock in shares of common stock, or make any other distribution (other than regularly scheduled cash dividends) to all holders of common stock; or

(ii) to issue any rights, warrants or other securities to all holders of the Company’s common stock entitling them to purchase any additional shares of common stock or any other rights, warrants or other securities; or

(iii) to effect any reclassification or recapitalization of the Company’s common stock, or any consolidation or merger; or

(iv) to effect any liquidation, dissolution or winding-up of the Company; or

(v) to issue any shares of its Common Stock, or securities convertible or exercisable into its Common Stock, at a price per share lower than the then-current Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least thirty (30) business days prior to the date on which any such event is expected to occur.

6. The issuance of any Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate representing Warrant Shares in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, to the extent required to be so paid, or, if reasonably required by the Company, shall have established to the satisfaction of the Company that such tax has been paid.

7. Unless registered, or freely saleable under Rule 144 or Rule 144A, as such rules have been promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend or a similar legend to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE OF AN EXEMPTION THEREFROM (INCLUDING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT).”

8. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempt under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with, or pursuant to an exemption under, the Securities Act. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon the exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition precedent to such Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

9. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company’s reasonable incidental expenses (including without limitation any insurance), the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

10. The Holder shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

11. This Warrant and the rights granted hereunder are freely assignable by the Holder subject to compliance with or an available exemption from the registration provisions of the Securities Act of 1933. The Holder will give prompt notice to the Company in the event of any transfer, including the identity and address of the transferee.

12. Each of the Company and the Holder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Holder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

13. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

JAKKS Pacific, Inc.

22619 Pacific Coast Highway

Malibu, CA 90265

Telephone: (310) 456-7799

Facsimile: (310) 317-8527

Attention: Chief Executive Officer

If to the Holder, at the address set forth above (if such Holder is the initial Holder of this Warrant), or to such other address for such Holder or its assignees as shall appear, from time to time, on the records maintained by the Company.

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of transmission or (C) provided by nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

15. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within such State, without regard to principles of conflicts of law. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLE AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN LOS ANGELES COUNTY, CALIFORNIA , OVER ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY AND THE HOLDER EACH AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, PROPERLY ADDRESSED TO IT AT ITS ADDRESS LISTED IN PARAGRAPH 13 ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE COMPANY AND THE HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH COURT REPRESENTS AN INCONVENIENT FORUM. THE COMPANY AND THE HOLDER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT WHICH IS NO LONGER SUBJECT TO FURTHER REVIEW SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND THE HOLDER AND MAY BE ENFORCED AGAINST THE COMPANY OR THE HOLDER IN ANY OTHER COURTS TO WHOSE JURISDICTION THE COMPANY OR THE HOLDER, RESPECTIVELY, IS OR MAY BE SUBJECT BY SUIT UPON SUCH JUDGMENT.

IN WITNESS WHEREOF, this Warrant was executed by the Company on the 12th day of September, 2012

JAKKS PACIFIC, INC.

By:
Name: Stephen G. Berman
Title: CEO

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